Exhibit 99.2

April 23, 2019

Twitter Announces First Quarter 2019 Results

Reports 18% Year-over-Year Total Revenue Growth and 11% Year-over-Year Growth in Monetizable Daily Active Usage

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for its first quarter 2019.

“We are taking a more proactive approach to reducing abuse and its effects on Twitter,” said Jack Dorsey, Twitter’s CEO. “We are reducing the burden on victims and, where possible, taking action before abuse is reported. For example, we are now removing 2.5x more Tweets that share personal information and ~38% of abusive Tweets that are taken down every week are being proactively detected by machine learning models. We’re also continuing our work to make Twitter more conversational via the launch of our public prototype app (twttr), with the end goal of making conversation on Twitter feel faster, more fluid, and more fun.”

“We’re delivering strong results with ad revenue up 18% year-over-year, demonstrating Twitter’s unique value proposition for advertisers as the best place to launch something new or connect with what’s happening,” said Ned Segal, Twitter’s CFO. “We’ve never been more confident in our strategy and execution and see a great opportunity to grow our audience and deliver even more value for advertisers.”

First Quarter 2019 Operational and Financial Highlights

Except as otherwise stated, all financial results discussed below are presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. As supplemental information, we have provided certain non-GAAP financial measures in this press release’s supplemental tables, and such supplemental tables include a reconciliation of these non-GAAP measures to our GAAP results.

•	Q1 revenue totaled $787(1) million, an increase of 18% year-over-year or 20% on a constant currency basis.
○	Advertising revenue totaled $679 million, an increase of 18% year-over-year or 20% on a constant currency basis.
▪	Total ad engagements increased 23% year-over-year.
▪	Cost per engagement (CPE) decreased 4% year-over-year.
○	Data licensing and other revenue totaled $107 million, an increase of 20% year-over-year.
○	US revenue totaled $432 million, an increase of 25% year-over-year.
○	International revenue totaled $355 million, an increase of 11% year-over-year or 15% on a constant currency basis.

•	Q1 costs and expenses totaled $693 million, an increase of 18% year-over-year. This resulted in operating income of $94 million and 12% operating margin.

•

Q1 net income was $191 million, representing a net margin of 24% and diluted EPS of $0.25. Excluding the impact of a tax benefit of $124 million related to the establishment of a deferred tax asset for corporate structuring for certain geographies, adjusted net income was $66(2) million, with adjusted net margin of 8% and adjusted diluted EPS of $0.09. In the same period last year, we reported net income of $61 million, net margin of 9%, and diluted EPS of $0.08.

(1) Please note that the sum of Data Licensing and Other Revenue and Advertising Revenue does not add up to Total Revenue due to rounding.

(2) Please note that net income less our Q1 tax benefit does not equal adjusted net income due to rounding.

•	Average monetizable daily active users (mDAU) were 134(3) million for Q1, compared to 120 million in the same period of the previous year and compared to 126 million in the previous quarter.
○	Average US mDAU were 28 million for Q1, compared to 26 million in the same period of the previous year and compared to 27 million in the previous quarter.
○	Average international mDAU were 105 million for Q1, compared to 94 million in the same period of the previous year and compared to 99 million in the previous quarter.

•	Average monthly active users (MAU) were 330 million for Q1, compared to 336 million in the same period of the previous year and compared to 321 million in the previous quarter.
○	Average US MAU were 68 million for Q1, compared to 69 million in the same period of the previous year and compared to 66 million in the previous quarter.
○	Average international MAU were 262 million for Q1, compared to 267 million in the same period of the previous year and compared to 255 million in the previous quarter.
○

As a reminder, this is the last quarter we will disclose MAU. We want to provide something valuable to people on Twitter every day, and we believe that mDAU, and its related growth, are the best ways to measure our success.

Outlook

For Q2, we expect:

•	Total revenue to be between $770 million and $830 million
•	Operating income to be between $35 million and $70 million

For FY 2019, we expect:

•

GAAP operating expenses to increase approximately 20% on a year-over-year basis in 2019 as we continue to invest for growth and support the top priorities we outlined at the beginning of the year: health, conversation, revenue product and sales, and platform

•	Stock-based compensation expense to be in the range of $350 million to $400 million
•	Capital expenditures to be between $550 million and $600 million

Note that our outlook for Q2 and the full year 2019 reflects foreign exchange rates as of April 2019.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

(3) Please note that the sum of US mDAU and International mDAU does not add up to total mDAU in Q1’19 due to rounding.

Appendix

First Quarter 2019 Webcast and Conference Call Details

Twitter will host a conference call today, Tuesday, April 23, 2019, at 5am Pacific Time (8am Eastern Time) to discuss financial results for the first quarter of 2019. The company will be following the conversation about the earnings announcement on Twitter. To have your questions considered during the Q&A, Tweet your question to @TwitterIR using #TWTR. To listen to a live audio webcast, please visit the company’s Investor Relations page at investor.twitterinc.com. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @jack, @nedsegal, @Twitter, and @TwitterIR as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Second Quarter Earnings Release Details

Twitter will release financial results for the second quarter of 2019 on July 26, 2019, before the market opens at approximately 4am Pacific Time (7am Eastern Time). On the same day, Twitter will host a conference call to discuss those financial results at 5am Pacific Time (8am Eastern Time).

About Twitter, Inc. (NYSE: TWTR)

Twitter is what’s happening in the world and what people are talking about right now. From breaking news and entertainment to sports, politics, and everyday interests, see every side of the story. Join the open conversation. Watch live-streaming events. Available in more than 40 languages around the world, the service can be accessed via twitter.com, an array of mobile devices, and SMS. For more information, please visit about.twitter.com, follow @Twitter, and download both the Twitter and Periscope apps at twitter.com/download and periscope.tv.

A Note About Metrics

Twitter defines monetizable daily active usage or users (mDAU) as Twitter users who logged in or were otherwise authenticated and accessed Twitter on any given day through twitter.com or Twitter applications that are able to show ads. Average mDAU for a period represents the number of mDAU on each day of such period divided by the number of days for such period. Changes in mDAU are a measure of changes in the size of our daily logged in or otherwise authenticated active user base. To calculate the year-over-year change in mDAU, we subtract the average mDAU for the three months ended in the previous year from the average mDAU for the same three months ended in the current year and divide the result by the average mDAU for the three months ended in the previous year. Additionally, our calculation of mDAU is not based on any standardized industry methodology and is not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Twitter defines monthly active usage or users (MAU) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website, desktop or mobile applications, SMS, or registered third-party applications or websites in the 30-day period ending on the date of measurement. Average MAU for a period represent the average of the MAU at the end of each month during the period.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Twitter’s future financial and operating performance, including its outlook, guidance and statements regarding future disclosures; Twitter’s expectations regarding its strategies, product, and business plans, including its priorities, areas of geographic growth, product initiatives, and product experiments; strategies for improving the health of the platform and improving safety, enhancing the conversation on the platform, and strategies and expectations for increasing audience growth and advertiser value; and Twitter’s expectations regarding the applicability of certain tax provisions. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Twitter's user base and engagement do not grow or decline; Twitter’s strategies, priorities, or plans take longer to execute than anticipated; Twitter's new products and product features do not meet expectations; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including revenues excluding foreign exchange effect, which we refer to as on a constant currency basis, adjusted net income, adjusted net margin, adjusted diluted net income per share, and adjusted free cash flow. In order to present revenues on a constant currency basis for the fiscal quarter ended March 31, 2019, Twitter translated the applicable measure using the prior year's monthly exchange rates for its settlement currencies other than the US dollar. We have presented adjusted net income solely to exclude the benefit related to the establishment of a deferred tax asset for corporate structuring for certain geographies, and no other adjustments were made in the calculation of this measure. Adjusted net margin is calculated by dividing adjusted net income by GAAP revenue. Adjusted diluted net income per share is calculated by dividing adjusted net income by GAAP share count. Adjusted free cash flow is GAAP net cash provided by operating activities less capital expenditures (i.e., purchases of property and equipment including equipment purchases that were financed through finance leases, less proceeds received from the disposition of property and equipment).

Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

Twitter believes that revenues excluding foreign exchange effect, adjusted net income, adjusted net margin and adjusted net income per share provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects, and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Twitter believes that revenues on a constant currency basis is a useful metric that facilitates comparison to its historical performance. Twitter believes that adjusted net income, adjusted net margin, and adjusted diluted net income per share help identify underlying trends in its business that could otherwise be masked by the effect of the one-time net benefit related to the establishment of the deferred tax asset described above, which is a non-operating benefit. In addition, Twitter believes that adjusted free cash flow provides useful information to management and investors about the amount of cash from operations and that it is typically a more conservative measure of cash flows. However, adjusted free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of its ability to fund its cash needs.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Contacts

Investors:

Cherryl Valenzuela

ir@twitter.com

Press:

Giovanna Falbo

press@twitter.com

TWITTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Non-GAAP net income and net income per share:
Net income	$190,804	$60,997
Exclude: Provision (benefit) for income taxes	(94,301)	2,885
Income before income taxes	96,503	63,882
Stock-based compensation expense	83,491	73,266
Amortization of acquired intangible assets	4,785	4,942
Non-cash interest expense related to convertible notes	30,877	20,722
Restructuring charges	—	(983)
Non-GAAP income before income taxes(1)	215,656	161,829
Non-GAAP provision (benefit) for income taxes(2)	(72,829)	38,839
Non-GAAP net income(3)	$288,485	$122,990
GAAP basic shares	764,550	747,697
Dilutive equity awards (4)	13,139	18,164
Non-GAAP diluted shares (5)	777,689	765,861
Non-GAAP diluted net income per share	$0.37	$0.16
Adjusted EBITDA(6):
Net income	$190,804	$60,997
Stock-based compensation expense	83,491	73,266
Depreciation and amortization expense	113,474	96,846
Interest and other expense, net	(2,845)	11,043
Provision (benefit) for income taxes	(94,301)	2,885
Restructuring charges	—	(983)
Adjusted EBITDA	$290,623	$244,054
Non-GAAP costs and expenses(7):
Total costs and expenses	$693,232	$589,946
Less: stock-based compensation expense	(83,491)	(73,266)
Less: amortization of acquired intangible assets	(4,785)	(4,942)
Less: restructuring charges	—	983
Total non-GAAP costs and expenses	$604,956	$512,721
Adjusted free cash flow:
Net cash provided by operating activities	$351,693	$242,673
Less: purchases of property and equipment	(83,026)	(93,091)
Plus: proceeds from sales of property and equipment	1,956	1,763
Less: equipment purchases under finance leases	—	(16,086)
Adjusted free cash flow	$270,623	$135,259
Adjusted net income and adjusted diluted net income per share:
Net income	$190,804	$60,997
Exclude: benefit from deferred tax asset (8)	(124,420)	—
Adjusted net income	$66,384	$60,997
GAAP diluted shares	777,689	765,861
Adjusted diluted net income per share	$0.09	$0.08

(1) Twitter defines non-GAAP income before income taxes as income before income taxes adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment of investments in privately held companies, restructuring charges, and one-time nonrecurring gain, if any.

(2) Twitter defines non-GAAP provision (benefit) for income taxes as the current and deferred income tax expense commensurate with the non-GAAP measure of profitability using the estimated annual effective tax rate, which is dependent on the jurisdictional mix of earnings. The non-GAAP benefit for income taxes for the three months ended March 31, 2019 is primarily due to the establishment of a deferred tax asset for corporate structuring for certain geographies.

(3)  Twitter defines non-GAAP net income as net income adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment of investments in privately held companies, restructuring charges, and one-time nonrecurring gain, if any, and adjustment to income tax expense based on the non-GAAP measure of profitability using the estimated annual effective tax rate, which is dependent on the jurisdictional mix of earnings.

(4) Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stocks and warrants. There is no dilutive effect of the notes or the related hedge and warrant transactions.

(5) GAAP dilutive shares are the same as non-GAAP dilutive shares for the three months ended March 31, 2019 and 2018.

(6) Twitter defines adjusted EBITDA as net income adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision (benefit) for income taxes, and restructuring charges and one-time nonrecurring gain, if any.

(7) Twitter defines non-GAAP costs and expenses as total costs and expenses adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring charges and one-time nonrecurring gain, if any.

(8) The benefit from deferred tax asset in the three months ended March 31, 2019 is related to the establishment of a deferred tax asset for corporate structuring for certain geographies.

TWITTER, INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP CONSTANT CURRENCY REVENUE
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue, advertising revenue, data licensing and other revenue, international revenue and international advertising revenue excluding foreign exchange effect:
Revenue(1)	$787	$665
Foreign exchange effect on 2019 revenue using 2018 rates	11
Revenue excluding foreign exchange effect	$798
Revenue year-over-year change percent	18%
Revenue excluding foreign exchange effect year-over-year change percent	20%

Advertising revenue	$679	$575
Foreign exchange effect on 2019 advertising revenue using 2018 rates	11
Advertising revenue excluding foreign exchange effect	$690
Advertising revenue year-over-year change percent	18%
Advertising revenue excluding foreign exchange effect year-over-year change percent	20%

Data licensing and other revenue	$107	$90
Foreign exchange effect on 2019 data licensing and other revenue using 2018 rates	—
Data licensing and other revenue excluding foreign exchange effect	$107
Data licensing and other revenue year-over-year change percent	20%
Data licensing and other revenue excluding foreign exchange effect year-over-year change percent	20%

International revenue	$355	$318
Foreign exchange effect on 2019 international revenue using 2018 rates	11
International revenue excluding foreign exchange effect	$366
International revenue year-over-year change percent	11%
International revenue excluding foreign exchange effect year-over-year change percent	15%

International advertising revenue	$317	$287
Foreign exchange effect on 2019 international advertising revenue using 2018 rates	11
International advertising revenue excluding foreign exchange effect	$328
International advertising revenue year-over-year change percent	10%
International advertising revenue excluding foreign exchange effect year-over-year change percent	14%

(1) Note the sum of advertising revenue and data licensing and other revenue does not add up to total revenue in the three months ended March 31, 2019 above due to rounding.